STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is dated as of January 9, 2019 by and between Robert Nickolas Jones, an individual residing at 533 W. 650 S., Layton  UT 84041 (the “Purchaser”) and David Massey, an individual residing at 6550 Ponto Drive, Carlsbad, CA 92011 (the “Seller”).  The Purchaser and Seller, may hereinafter be referred to as the “Parties” and each, a “Party.”

WHEREAS, Seller is the owner of 5,000 shares of Series A Preferred Stock of Solar Integrated Roofing Corporation, a Nevada corporation (the “Company”), constituting all of the  issued and outstanding Preferred Stock of the Company;

WHEREAS, the Purchaser desires to purchase 2,500 shares of the Company’s Series A Preferred Stock (the “Shares”) from the Seller, and the Seller desires to sell, assign and transfer the Shares to the Purchaser in exchange for the Purchase Price (as defined in Section 1.1 herein), subject to the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the terms and conditions hereof, the Parties hereby agree as follows:

ARTICLE I

PURCHASE AND SALE

1.1Purchase and Sale; Purchase Price.

(a)Subject to the terms and conditions set forth in this Agreement, Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, the Shares in exchange a purchase price of Five Thousand Dollars ($5,000.00) (the “Purchase Price”).

(b)The Shares shall be sold, assigned and transferred to and purchased by Purchaser upon execution of this Agreement, as of the date first indicated above (the “Closing”), in consideration for the Purchase Price.

1.2Closing.

(a)Upon Closing, Seller shall deliver to Purchaser the following:

(i)fully executed documentation, including, without limitation, the Agreement, that completely effectuates the sale of the Shares; and

(ii)certificate(s) for the Shares, if applicable; and

(iii)Resolutions, the Certificate of Designation, and related agreements pursuant to which the Shares were issued to the Seller

(b)Upon Closing, Purchaser shall deliver to Seller the following:

(i)fully executed documentation, including, without limitation, the Agreement, that completely effectuates the purchase of the Shares; and

(ii)the payment of the Purchase Price.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1Representations and Warranties of Seller. Seller hereby  makes  the  following representations and warranties to Purchaser:

(a)Full Power and Authority. Seller has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms;

(b)No Violation or Conflict; Consent. The execution, delivery and performance by Seller of this Agreement and consummation by Seller of the transactions contemplated hereby do not and will not: (i) violate any decree or judgment of any court or other governmental authority applicable to or binding on Seller or (ii) violate any contract to which Seller is bound, or conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Seller is a party;

(c)Title. With respect to the sale of the Shares, (i) Seller is the sole  record  and beneficial owner of the Shares, free and clear of any taxes and liens, security interests, adverse claims or other encumbrances of any character whatsoever (“Encumbrances”), other than restrictions on resales of the Shares or other restrictions that may exist under applicable securities laws; (ii) the Shares, when delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, free from all taxes and Encumbrances; (iii) the Shares to be delivered are not and will not be as of the Closing Date subject to any transfer restriction, other than the restriction that the Shares have not been registered under the Securities Act and, therefore, cannot be resold unless it is registered under the Securities Act or in a transaction exempt from or not subject to the registration requirements of the Securities Act (“Permitted Transfer Restriction”); (iv) upon the transfer of the Shares to Purchaser, Purchaser will acquire good and marketable title thereto, and will be the legal and beneficial owner of such the Shares, free and clear of any Encumbrances or transfer restrictions, other than the Permitted Transfer Restriction; (v) there are no outstanding rights, options, subscriptions or other agreements or commitments obligating Seller with respect to the Shares, and Seller has not granted any person a proxy that has not expired or been validly withdrawn;

2.2Representations and Warranties of Purchaser. Purchaser hereby makes the following representations and warranties to Seller:

(a)Full Power and Authority.    Purchaser has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms;

(b)Restricted Securities. Purchaser understands that the Shares are characterized as “restricted securities” under the Securities Act inasmuch as they were acquired from Seller in a transaction not registered under the Securities Act; and

(c)Investment Intent. Purchaser is acquiring the Shares for his own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act.

ARTICLE III

MISCELLANEOUS

3.1Entire Agreement. The Agreement contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

3.2Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by Seller and Purchaser or, in the case of a waiver, by the Party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either Party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

3.3Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

3.4No Third-Party Beneficiaries. This Agreement is intended for the benefit of the  Parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

3.5Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in California for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that  such  suit,  action  or  proceeding  is  improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified  mail or overnight delivery (with evidence of delivery). Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each Party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either Party shall commence an action or proceeding to enforce any provisions of the documents contemplated herein, then the prevailing Party in such action or proceeding shall be reimbursed by the other Party for its reasonable attorney's fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

3.6Survival.   The representations, warranties, agreements and covenants contained herein shall not survive the Closing.

3.7Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party, it being understood that the Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

3.8Severability.   In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the Parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

3.9Notices.   All notices or other communications required or permitted by this Agreement shall be in writing and sent to the other Party at the address set forth in the preamble hereto or to such other address as may be specified by any such Party to the other Party pursuant to notice given by such Party in accordance with the provisions of this Section 3.9, and shall be deemed to have been duly received:

(a)if given by courier, messenger or other means, when received or personally delivered;

(b)if given by certified or registered mail, return receipt requested, postage prepaid, three business days after being deposited in the U.S. mails; and

(c)if given by fax, when transmitted and the appropriate confirmation received, as applicable, if transmitted on a business day and during normal business hours of the recipient, and otherwise on the next business day following transmission

3.10Headings.   The headings used in this Agreement are for convenience of reference only and shall not be deemed to limit, characterize or in any way affect the interpretation of any provision of this Agreement.

[Signature page follows]